CSP ALPHA HOLDINGS PARENT PTE LTD AND
CSP ALPHA MIDCO PTE LTD

MANAGEMENT SERVICES AGREEMENT

THIS AGREEMENT is dated 22nd November 2017

BETWEEN:

(1)
CSP ALPHA HOLDINGS PARENT PTE LTD, a company incorporated under the laws of Singapore with registration number 201725081Z and registered office at 160 Robinson Road, #10-01, SBF Center, Singapore 068914 (the “HoldCo/Manager”); and

(2)
CSP ALPHA MIDCO PTE LTD, a company incorporated under the laws of Singapore with registration number 201726883N and registered office at 160 Robinson Road, #10-01, SBF Center, Singapore 068914 (the “MidCo”).

INTRODUCTION

(A)	The HoldCo is the sole shareholder of MidCo and the MidCo is a wholly owned subsidiary of the HoldCo.

(B)
The Midco, desires to appoint the HoldCo as the Manager to provide the Services (as defined herein) and the Manager desires to render such Services to the MidCo in consideration of a management fee and other compensation as hereinafter specified.

(C)	This Agreement is entered into in consideration of the desire of the parties to agree on the terms in connection with the provision of the Services.

IT IS HEREBY AGREED AS FOLLOWS:

1.	APPOINTMENT AND FUNCTIONS

1.1
The MidCo hereby confirms the appointment of the HoldCo as Manager to provide the general assistance and management services specified hereinbelow and subject to the terms and conditions set forth in this Agreement, and the Manager accepts such appointment.

1.2	The effective date of this Agreement shall be 22nd November 2017.

1.3	The MidCo hereby appoints the Manager to provide management and advisory services as set out below (the “Services”) and the Manager hereby accepts such appointment:

(a)	analysis and evaluation of potential investments and divestments;

(b)	structuring of acquisitions and divestments;

(c)	assist in identification and arranging of sources of financing;

(d)	supervision of the preparation and review of all documents required in connection with the acquisition, divestment or financing of investments; and

(e)	monitoring the performance of the portfolio company and, where appropriate, providing advice to the management of portfolio company.

1.4
In carrying out its duties under this Agreement, the Manager shall at all times comply with the provisions of this Agreement. In addition to the services of its own staff, the Manager may appoint one or more advisers or sub-managers to provide the advisory services and/or management services and shall arrange for and coordinate the services of other professionals and consultants.

2.	MANAGER’S POWER TO DELEGATE

Without prejudice to the provisions herein, the Manager may in the execution and exercise of all or any of its rights, authorities, powers, duties and obligations under this Agreement act by a director, officer or employee for the time being of the Manager and may also delegate by power of attorney, board resolution, or otherwise to any person(s) or entities all or any of the rights, authorities, powers, duties and obligations vested in the Manager by this Agreement and such delegation may be made upon such terms and conditions, including the power to sub-delegate, and subject to such regulations as the Manager may think fit; provided that the Manager shall remain liable for the performance of its obligations by any such delegate and the MidCo shall not incur additional costs as a result of such delegation other than such costs and expenses payable by the MidCo under this Agreement.

3.	MANAGEMENT FEE AND EXPENSES

3.1
In consideration of the Services to be provided by the Manager, the MidCo shall pay, to the Manager a management fee of USD 400,000 per annum (the “Management Fee”) and also reimburse the Manager for all costs and expenses reasonably incurred by the Manager (the “Expenses”) in connection with the provision of the Services.

The Management Fee and Expenses shall be payable on a quarterly basis.

4.	GENERAL CONDITIONS

The Manager shall, in performing its duties hereunder, serve in good faith. In exercising the powers and authorities hereby conferred on it, the Manager shall:

(a)	protect and promote the MidCo's interests;

(b)	observe all applicable laws and regulations ; and

(c)	always act in accordance with good and professional management practice.

The Manager shall be entitled to provide management services to other companies or entities.

5.	TERM

5.1
This Agreement and the appointment of the Manager hereunder shall terminate forthwith on the earlier of the termination of the Manager’s appointment by mutual agreement between the MidCo and the Manager.

5.2	Upon the termination of this Agreement, the Manager shall be entitled to receive all fees and other monies accrued and due to it up to the date of such termination.

6.	CONFIDENTIALITY

6.1
The parties shall, severally, at all times respect and protect the confidentiality of information acquired in consequence of this Agreement except pursuant to any right or obligation to (as the case may be) to disclose information under compulsion of law or pursuant to the requirements of competent regulatory or other governmental authorities.

7.	ASSIGNMENT

This Agreement may not be assigned by either party without the written consent of the other party.

8.	AMENDMENTS

This Agreement may not be amended without the written consent of each party.

9.	NOTICES

Notices which may or are required to be given hereunder by any party to another shall be in writing and sent by hand-delivery, facsimile or pre-paid or registered post or by e-mail to the relevant party at the physical address, facsimile number or e-mail address given in this Agreement or such other physical address, facsimile number or e-mail address as may from time to time be designated by any party hereto.

10.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when executed shall constitute an original and when taken together shall constitute one and the same agreement.

11.	GOVERNING LAW

The provisions of this Agreement shall be governed by and construed in accordance with the laws of Singapor

[Signature page follows]

IN WITNESS WHEREOF, the parties acting through their authorised signatories have executed this Agreement on the date first above written

For, CSP ALPHA HOLDINGS PARENT PTE LTD
EXECUTED BY

By:    /s/ Sanjay Chakrabary /s/ Bharat Rao     Name: Sanjay Chakrabarty and Bharat Rao Title: Directors

For, CSP ALPHA MIDCO PTE LTD
EXECUTED BY

By: /s/ Mukesh Sharda /s/ Bharat Rao         Name: Mukesh Sharda and Bharat Rao
Title: Directors